Registration No. 333-76727

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OLD KENT FINANCIAL CORPORATION
 (Exact Name of Registrant as Specified in its Charter)
__________________

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-1986608 (I.R.S. Employer Identification Number)

111 Lyon Street, N.W., Grand Rapids, Michigan (Address of Principal Executive Offices)	49503 (Zip Code)

EMPLOYEE STOCK PURCHASE PLAN OF 1999
 (Full Title of the Plan)

Mary E. Tuuk Senior Vice President and Secretary Old Kent Financial Corporation 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487	Copies to:	Gordon R. Lewis Warner Norcross & Judd LLP 900 Old Kent Building 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487

(Name and Address of Agent for Service)

(616) 771-5272
 (Telephone Number, Including Area Code, of Agent for Service)

                    This Post Effective Amendment No. 1 to the Form S-8 Registration Statement of Old Kent Financial Corporation, file number 333-76727, is filed for the purpose of filing Exhibit 4(e), the Old Kent Financial Corporation Employee Stock Purchase Plan of 1999, as amended.

EXHIBIT INDEX

Exhibit Number	Document

4(a)	Restated Articles of Incorporation. Previously filed as Exhibit 3(1) to the Registrant's Form S-4 Registration Statement (No. 333-56209) filed June 5, 1998, and incorporated herein by reference.

4(b)	Bylaws. Previously filed as Exhibit 3(b) to the Registrant's Form 8-K Current Report dated March 15, 1999, and incorporated herein by reference.

4(c)	Rights Agreement. Previously filed as an exhibit to the Registrant's Form 8-A/A Registration Statement dated December 30, 1998, and incorporated herein by reference.

4(d)	Certificate of Designation, Preferences, and Rights of Series C Preferred Stock. Previously filed as an exhibit to the Registrant's Form 8-K filed March 5, 1997, and incorporated herein by reference.

4(e)	Old Kent Financial Corporation Employee Stock Purchase Plan of 1999.

5	Opinion Regarding Legality of Securities Offered. Previously filed as an exhibit to the Registrant's Form S-8 filed April 21, 1999, and incorporated herein by reference.

23(a)	Consent of Warner Norcross & Judd LLP--Included in Exhibit 5 and incorporated herein by reference.

23(b)	Consent of Independent Public Auditors. Previously filed as an exhibit to the Registrant's Form S-8 filed April 21, 1999, and incorporated herein by reference.

24

Powers of Attorney. The Power of Attorney of Mark F. Furlong is filed as Exhibit 24 to this Post Effective Amendment No. 1. The remainder of the Powers of Attorney were previously filed as an exhibit to the Registrant's Form S-8 filed April 21, 1999, and are incorporated herein by reference.

SIGNATURES

                    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 10th day of May, 2000.

OLD KENT FINANCIAL CORPORATION By /s/Mary E. Tuuk Mary E. Tuuk Senior Vice President and Secretary

                    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*/s/Richard L. Antonini Richard L. Antonini	Director	May 10, 2000

*/s/John D. Boyles John D. Boyles	Director	May 10, 2000

*/s/William P. Crawford William P. Crawford	Director	May 10, 2000

*/s/Richard M. DeVos, Jr. Richard M. DeVos, Jr.	Director	May 10, 2000

*/s/Mark F. Furlong Mark F. Furlong	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2000

*/s/William G. Gonzalez William G. Gonzalez	Director	May 10, 2000

*/s/James P. Hackett James P. Hackett	Director	May 10, 2000

*/s/Erina Hanka Erina Hanka	Director	May 10, 2000

*/s/Michael J. Jandernoa Michael J. Jandernoa	Director	May 10, 2000

*/s/Kevin T. Kabat Kevin T. Kabat	Vice Chairman and Director	May 10, 2000

*/s/Fred P. Keller Fred P. Keller	Director	May 10, 2000

*/s/John P. Keller John P. Keller	Director	May 10, 2000

Signature	Title	Date

*/s/Hendrik G. Meijer Hendrik G. Meijer	Director	May 10, 2000

*/s/Percy A. Pierre Percy A. Pierre	Director	May 10, 2000

*/s/Marilyn J. Schlack Marilyn J. Schlack	Director	May 10, 2000

*/s/Peter F. Secchia Peter F. Secchia	Director	May 10, 2000

*/s/David J. Wagner David J. Wagner	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2000

*/s/Margaret Sellers Walker Margaret Sellers Walker	Director	May 10, 2000

*/s/Robert H. Warrington Robert H. Warrington	Vice Chairman of the Board and Director	May 10, 2000

*By/s/Mary E. Tuuk Mary E. Tuuk Attorney-in-Fact		May 10, 2000